UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2016
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On April 21, 2016, Celanese Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). During the Annual Meeting, the stockholders approved amendments to Section 7.1 of the Company's Second Amended and Restated Certificate of Incorporation (the “Certificate”) to provide for the phased-in declassification of the Board of Directors of the Company (the “Board”) and the annual election of directors. The amendments to the Certificate are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 11, 2016, in connection with the 2016 Annual Meeting (the “Proxy Statement”). The full text of the amendments to the Certificate is attached as Exhibit 3.1 and is incorporated herein by reference.
The amendments to the Certificate became effective upon the Company’s filing of a Certificate of Amendment to the Certificate with the Secretary of State of the State of Delaware on April 22, 2016.
Item 5.07 Submission of Matters to a Vote of Security Holders.
During the Annual Meeting, the Company’s stockholders were asked to consider and vote upon four proposals: (1) election of one Class I Director, one Class II Director and three Class III Directors to the Board to serve for terms that expire at the annual meeting of stockholders in 2017, 2018 and 2019, respectively, or until their successors are duly elected and qualified or their earlier resignation or retirement; (2) advisory vote to approve executive compensation; (3) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2016; and (4) approval of amendments to the Certificate to declassify the Board.
As of the record date of February 22, 2016, there were 147,408,466 shares of the Company’s Series A Common Stock issued and outstanding and entitled to be voted at the Annual Meeting, if represented. For each proposal, the stockholder voting results were as follows:
1. Election of Directors. Each of the Director nominees for Class I, Class II and Class III was elected to serve for a term which expires at the annual meeting of stockholders in 2017, 2018 and 2019, respectively, by the votes set forth in the table below.

Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Class I Director:
Kathryn M. Hill	127,330,289	155,164	99,299	5,832,765
Class II Director:
William M. Brown	127,339,494	143,955	101,303	5,832,765
Class III Directors:
Jay V. Ihlenfeld	126,921,972	545,979	116,801	5,832,765
Mark C. Rohr	120,863,965	6,299,586	421,201	5,832,765
Farah M. Walters	126,541,410	919,136	124,206	5,832,765
2. Advisory Vote to Approve Executive Compensation. The stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement for the Annual Meeting, by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
124,754,312	2,227,204	603,236	5,832,765
3. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016 was ratified by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain
132,640,959	683,082	93,476
4. Approval of Amendments to the Company's Certificate of Incorporation. The amendments to the Certificate to declassify the Board were approved by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
127,176,979	164,272	243,501	5,832,765
Item 7.01 Regulation FD Disclosure.
On April 21, 2016, the Company issued a press release announcing that its Board had approved a 20% increase in the Company’s quarterly common stock cash dividend. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number
Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Celanese Corporation
99.1	Press Release dated April 21, 2016*
* The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	April 22, 2016
INDEX TO EXHIBITS

Exhibit Number
Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Celanese Corporation
99.1	Press Release dated April 21, 2016*
* The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.